Exhibit 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                            RECKSON STRATEGIC INC.


                                  ARTICLE I

                                     NAME

                        The name of the Corporation is

                            Reckson Strategic Inc.

                              (the "Corporation")


                                  ARTICLE II

                    REGISTERED OFFICE AND REGISTERED AGENT

          The registered office of the Corporation in the state of Delaware is c/o the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


                                 ARTICLE III

                              CORPORATE PURPOSES

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE IV

                                CAPITAL STOCK

          The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is two thousand (2,000) shares consisting of the following:

          (i) one thousand (1,000) shares of Common Stock, par value $0.01 per share ("Common Stock"); and (ii) one thousand (1,000) shares of Non-Voting Common Stock, par value $0.01 per share ("Non-Voting Common Stock").

          Common Stock and Non-Voting Common Stock.  The powers, preferences,
          ----------------------------------------
dividends, distributions and rights of, and the qualifications of, and limitations and restrictions upon, the Common Stock and Non-Voting Common Stock shall be identical except as follows:

               (a)  Common Stock Voting Rights.  Except as set forth herein
                    --------------------------
or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

               (b)  Non-Voting Common Stock Voting Rights.  Except as set
                    -------------------------------------
forth herein or as otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

          Preemptive Rights.  No holder of any stock or any other securities
          -----------------
of the Corporation, whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of stock or other securities at the time outstanding.


                                  ARTICLE V

                             CORPORATE EXISTENCE

          The Corporation is to have perpetual existence.


                                  ARTICLE VI

                              SOLE INCORPORATOR

     The name and mailing address of the incorporator is as follows:

          Name                Mailing Address
          -----------------------------------

          Jason M. Barnett    c/o Reckson Associates Realty Corp.
                              225 Broadhollow Road
                              Melville, New York  11747

     The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.



                                 ARTICLE VII

                              INITIAL DIRECTORS

     The name and mailing address of each person who is to serve as an initial director until the first annual meeting of stockholders or until such initial director's successor is elected and qualified are as follows:

     Name                     Mailing Address
     ----------------------------------------

                               c/o Reckson Associates Realty Corp.
                               225 Broadhollow Road
      Jason M. Barnett         Melville, New York  11747
     -----------------------  ---------------------------

                               c/o Reckson Associates Realty Corp.
                               225 Broadhollow Road
      Thomas Carey             Melville, New York  11747
     -----------------------  ---------------------------

                               c/o Reckson Associates Realty Corp.
                               225 Broadhollow Road
      Todd Rechler             Melville, New York  11747
     -----------------------  ---------------------------


                                 ARTICLE VIII

                         POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized:

     (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

     (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     (e) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts.

     (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.


                                 ARTICLE VII

                               INDEMNIFICATION

     Section 1.  Right to Indemnification.  The corporation shall indemnify
                 ------------------------
and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (as "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Subject to Section 3 hereof, the corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

     Section 2.  Prepayment of Expenses.  The corporation shall pay the
                 ----------------------
expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that
                                                    --------  -------
the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

     Section 3.  Claims.  If a claim for indemnification or payment of
                 ------
expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

     Section 4.  Nonexclusivity of Rights.  The rights conferred on any
                 ------------------------
person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statue, provision of the certificate of incorporation, these by- laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5.  Other Indemnification.  The corporation's obligation, if
                 ---------------------
any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Section 6.  Amendment or Repeal.  Any repeal or modification of the
                 -------------------
foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                 ARTICLE VIII

                            ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot.


                                  ARTICLE IX

                            LIABILITY OF DIRECTORS

     A director of this corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                                  ARTICLE X

          RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

     The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, 8 Del. Section 101, et seq., does make this
                                           -- ---
Certificate, hereby declaring and certifying that the facts herein stated are
true; and accordingly has hereunto set her hand this      day of July, 1997.


                                          ____________________________
                                               Jason M. Barnett
                                                 Incorporator